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                                                                      Exhibit 1



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Rhone-Poulenc Rorer Inc. on Form S-8 (Registration No. 33-17269) of our report dated June 9, 1995, on our audits of the financial statements and supplemental schedules of Rhone-Poulenc Rorer Inc. Employee Savings Plan as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993 which report is included in this Annual Report on Form 11-K.




                              /s/   COOPERS & LYBRAND L.L.P.
                                    COOPERS & LYBRAND L.L.P.





Philadelphia, Pennsylvania
June 27, 1995





















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